CERTIFICATION OF CEO AND CFO PURSUANT TO
                                                18 U.S.C. ss. 1350,
                                              AS ADOPTED PURSUANT TO
                                     ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Dialex Minerals Inc. (the Company) for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, L. Kirk Boyd, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:                                    /s/ L. Kirk Boyd
                                      ----------------------------------
                                           L.Kirk Boyd
                                           Chief Financial Officer


                                      October 28, 2003

This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.